LEMONWOOD - CALIFORNIA

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOURTH QUARTER 2020

49ER VILLAGE - CALIFORNIA

RIVERSIDE CLUB - FLORIDA

FRONTIER TOWN- MARYLAND

NEWS RELEASE
February 17, 2021

Sun Communities, Inc. Reports 2020 Fourth Quarter Results and 2021 Guidance

Southfield, Michigan, February 17, 2021 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) communities, recreational vehicle (“RV”) resorts and marinas, (collectively, the “properties”), today reported its fourth quarter results for 2020.

Financial Results for the Quarter and Year Ended December 31, 2020

For the quarter ended December 31, 2020, total revenues increased $82.4 million, or 27.3 percent, to approximately $384.3 million compared to $301.8 million for the same period in 2019. Net income attributable to common stockholders was approximately $7.6 million, or $0.07 per diluted common share, for the quarter ended December 31, 2020.

For the year ended December 31, 2020, total revenues increased $134.3 million, or 10.6 percent, to approximately $1.4 billion compared to $1.3 billion for the same period in 2019. Net income attributable to common stockholders was $131.6 million, or $1.34 per diluted common share, for the year ended December 31, 2020.

Non-GAAP Financial Measures and Portfolio Performance

•Core Funds from Operations (“Core FFO”)(1) for the quarter ended December 31, 2020, was $1.16 per diluted share and OP unit (“Share”) as compared to $1.10 in the corresponding period in 2019, a 5.5 percent increase. Core FFO(1) for the year ended December 31, 2020, was $5.09 per Share as compared to $4.92 in the prior year, an increase of 3.5 percent.

•Same Community(2) Net Operating Income (“NOI”)(1) increased by 2.1 percent and 4.0 percent for the quarter and year ended December 31, 2020, respectively, as compared to the corresponding periods in 2019.

•Acquired approximately $3.0 billion of operating properties including the $2.1 billion acquisition of Safe Harbor Marinas in 2020.

•MH and Annual RV Revenue Producing Sites increased by 578 sites in the fourth quarter and 2,505 sites during the year ended December 31, 2020, bringing total portfolio occupancy to 97.3 percent.

•MH and Annual RV Rent Collections for the fourth quarter were over 96.0 percent and 97.0 percent, respectively.

i

Gary Shiffman, Chief Executive Officer stated, “As we reflect on the events of 2020, we are pleased with our performance and the demonstrated resilience and stability of our business and operating platform, particularly in light of the challenging environment. We generated 4.0 percent same community NOI growth, delivered 3.5 percent year over year Core FFO(1) per Share growth, deployed $3.0 billion into accretive acquisitions and raised approximately $1.9 billion in two equity offerings with strong investor demand. We are well positioned to continue delivering industry leading growth and have a new business line that broadens our opportunity set with the addition of Safe Harbor Marinas.”

Mr. Shiffman continued, “The dedication and perseverance of our team to create value for our shareholders continues to be a key factor in our success.”

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total MH and annual RV occupancy was 97.3 percent at December 31, 2020, compared to 96.4 percent at December 31, 2019, an increase of 90 basis points.

During the quarter ended December 31, 2020, MH and annual RV revenue producing sites increased by 578 sites, bringing full year 2020 revenue producing site gains to 2,505 sites.

Same Community(2) Results

For the 367 MH and RV properties owned and operated by the Company since January 1, 2019, NOI(1) for the quarter ended December 31, 2020 increased 2.1 percent over the same period in 2019, resulting from a 5.7 percent increase in revenues and a 13.6 percent increase in expenses. Adjusted to remove the impact of $0.3 million of direct COVID-19 related health and safety expense, Same Community NOI(1) growth was 2.4 percent for the quarter ended December 31, 2020. Payroll, utilities and supplies and repair costs were elevated during the quarter primarily due to the extended season of the Company’s northern RV resorts. Same Community occupancy(3) increased to 98.8 percent at December 31, 2020 from 97.0 percent at December 31, 2019.

For the year ended December 31, 2020, NOI(1) increased 4.0 percent over the same period in 2019, resulting from a 3.6 percent increase in revenues and a 3.0 percent increase in expenses. Adjusted to remove the impact of $2.4 million of direct COVID-19 related health and safety expense, Same Community NOI(1) growth was 4.4 percent for the year ended December 31, 2020.

Home Sales

During the quarter ended December 31, 2020, the Company sold 782 homes as compared to 808 homes in the same period in 2019. The Company sold 156 and 140 new homes for the quarters ended December 31, 2020 and 2019, respectively, an increase of 11.4 percent. Pre-owned home sales were 626 in the fourth quarter 2020 as compared to 668 in the same period in 2019. Rental home sales, which are included in total pre-owned home sales, were 269 and 281 for the quarters ended December 31, 2020 and 2019, respectively.

During the year ended December 31, 2020, the Company sold 2,866 homes as compared to 3,439 homes sold during 2019. The Company sold 570 and 571 new homes during the years ended December 31, 2020 and 2019, respectively. Pre-owned home sales were 2,296 during the year ended December 31, 2020, as compared to 2,868 during 2019. Rental home sales, which are included in total pre-owned home sales, were 850 and 1,140 for the years ended December 31, 2020 and 2019, respectively.

Rent Collections

For the fourth quarter of 2020, MH and annual RV rent collections were over 96.0 percent and 97.0 percent, respectively, after adjusting for the impact of COVID-19 related hardship deferrals and prepaid rent balances.

January 2021 rent collections were 97.0 percent for MH and 97.0 percent for annual RV.

PORTFOLIO ACTIVITY

Acquisitions

During and subsequent to the quarter ended December 31, 2020, the Company acquired the following communities and resorts:

Property Name	Property Type	Sites	State	Total Purchase Price (in millions)	Month Acquired
Gig Harbor	RV	115	WA	$15.3	November
Maine MH Portfolio(a)	MH	1,083	ME	$81.3	November
Mouse Mountain	MH / RV	304	FL	$15.5	December
Lakeview Mobile Estates	MH	296	CA	$23.8	December
Shenandoah Acres	RV	522	VA	$17.0	December
Jellystone at Barton Lake	RV	555	IN	$24.0	December
Kittatinny Portfolio(b)	RV	527	NY & PA	$16.3	December
Association Island KOA	RV	294	NY	$15.0	January
Blue Water	RV	177	UT	$9.0	February
Tranquility MHC	MH	25	FL	$1.3	February
		3,898		$218.5
(a) Includes six MH communities.
(b) Includes two RV resorts.

During and subsequent to the quarter ended December 31, 2020, the Company acquired the following marinas:

Property Name	Wet Slips & Dry Storage Spaces	State	Total Purchase Price (in millions)	Month Acquired
Safe Harbor Marinas(a)	37,305	Various	$2,016.4	October
Hideaway Bay(b)	628	GA	$32.9	November
Anacapa Isle(b)	453	CA	$13.9	December
Annapolis	184	MD	$31.0	December
Wickford	60	RI	$3.5	December
Rybovich Portfolio(c)	78	FL	$368.8	December
Rockland	173	ME	$16.0	December
Islamorada and Angler House(d)	251	FL	$18.0	February
	39,132		$2,500.5
(a) Includes 99 owned marinas located in 22 states. In conjunction with the acquisition, the Company issued Series H preferred OP units. As of December 31, 2020, 581,407 Series H preferred OP units were outstanding.
(b) Acquired in connection with Safe Harbor Marinas acquisition. Transfer of the marinas was contingent on receiving third party consents.
(c) Includes two marinas. In conjunction with the acquisition, the Company issued Series I preferred OP units. As of December 31, 2020, 922,000 Series I preferred OP units were outstanding.
(d) Includes two marinas.

During the year ended December 31, 2020, the Company acquired 24 MH communities and RV resorts with 6,919 sites and 106 marinas with over 38,800 wet slips and dry rack storage spaces for a total purchase price of approximately $3.0 billion.

Construction Activity

During the quarter ended December 31, 2020, the Company completed the construction of nearly 50 sites in two ground-up developments and one redevelopment property, and over 120 expansion sites in one RV resort and one MH community. Full-year ground-up and redevelopment site deliveries were over 1,000 sites in five properties and over 300 total expansion sites in eight properties.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

Debt Transactions

As of December 31, 2020, the Company had approximately $4.8 billion of debt outstanding. The weighted average interest rate was 3.4 percent and the weighted average maturity was 9.4 years. The Company had $83.0 million of unrestricted cash on hand. At December 31, 2020, the Company’s net debt to trailing twelve-month Recurring EBITDA(1) ratio was 6.9 times, which includes all of Safe Harbor’s debt, but only two months of its EBITDA contribution.

During the quarter ended December 31, 2020, as previously disclosed, the Company entered into a new $260.0 million term loan secured by 11 MH and RV properties. The loan has a 12-year maturity and a fixed interest rate of 2.64 percent.

Equity Transactions

During the quarter ended December 31, 2020, as previously disclosed, the Company closed an underwritten registered public offering of 9,200,000 shares of common stock. Proceeds from the offering were $1.2 billion after deducting expenses related to the offering. The Company used the net proceeds of the offering to fund the cash portion of the acquisition of Safe Harbor and for working capital and general corporate purposes.

2021 Distributions

The Company’s Board of Directors has approved setting the 2021 annual distribution rate at $3.32 per common share, an increase of $0.16, or 5.1 percent, over the current $3.16 per common share for 2020. This increase will begin with the first quarter distribution to be paid in April 2021. While the Board of Directors has adopted the new annual distribution policy, the amount of each quarterly distribution on the Company's common stock will be subject to approval by the Board of Directors.

New Director

On February 11, 2020 the Board of Directors increased the size of the board from seven to eight directors and appointed Tonya Allen to the Company’s Board of Directors as an independent director. Ms. Allen brings an expert perspective on sustainability and social issues, an important focus for the Company.

v

2021 GUIDANCE

The estimates and assumptions presented below represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions through the date of this release and exclude prospective acquisitions and capital markets activity. The estimates and assumptions are forward-looking based on the Company’s current assessment of economic and market conditions, as well as other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

Notes to 2021 guidance:
•Includes contributions from recently completed acquisitions
–$218.5 million of MH community and RV resort acquisitions in the fourth quarter 2020 and subsequent to year end
–$437.3 million of marina acquisitions subsequent to the closing of the Safe Harbor transaction on October 30, 2020
•Includes a lower transient RV revenue estimate of $8.0 - $10.0 million in the first quarter 2021 due to the extension of the Canadian border closure order and the California travel restrictions imposed through early February, 2021

Earnings and Core FFO(1)

Net Income
Weighted average common shares outstanding (in millions)	106.9
First quarter 2021, basic earnings per share	$0.08 - $0.12
Full year 2021, basic earnings per share	$1.66 - $1.82

Core FFO(1)
Weighted average common shares outstanding, fully diluted (in millions)(i)	112.7
First quarter 2021, Core FFO(1) per Share	$1.13 - $1.17
Full year 2021, Core FFO(1) per Share	$5.79 - $5.95
(i) Certain securities that are dilutive to the computation of Core FFO(1) per fully diluted share in the table above have been excluded from the computation of net income per fully diluted share, as inclusion of these securities would have been anti-dilutive to net income per fully diluted share.

	1Q21	2Q21	3Q21	4Q21
Seasonality of Core FFO(1)	19.6%	26.2%	32.8%	21.4%

Total MH and RV Portfolio

Number of properties: 446

	2020 Actual (in millions)	2021E Change %
Income from real property	$1,002.4	10.9% - 11.4%
Total property operating expenses	367.3	13.7% - 14.4%
Net operating income	$635.1	8.8% - 10.1%

	1Q21	2Q21	3Q21	4Q21
Seasonality of total MH and RV portfolio NOI	22.6%	25.0%	28.6%	23.8%

2021E
MH weighted average monthly rental rate increase	3.2%
RV weighted average monthly rental rate increase	4.3%
Blended weighted average monthly rental rate increase	3.4%

Increase in revenue producing sites	2,150 - 2,350

New home sales volume	550 - 650
Pre-owned home sales volume	2,400 - 2,600

Newly built ground-up and expansion sites	1,200 - 1,600

General and Administrative Expenses

2021E
General and administrative expenses	$163.7 - $167.3

General and administrative expenses include the impact of the Company’s entry into the marina asset class. The marina portfolio is operated as an independent wholly-owned subsidiary retaining its own senior management, property management and back office operations. As significant growth potential through the consolidation of the highly fragmented marina industry is anticipated, costs associated with scaling to effectively operate a larger portfolio are required. As a general practice, marina acquisitions are underwritten with an expected incremental general and administrative cost of 3.0 percent of revenues.

Same Community(2) Portfolio

Number of MH and RV properties: 407

Same community NOI(1) growth is expected to be between 5.6 percent and 6.6 percent for full year 2021.

Marinas

NOI(1) inclusive of the contribution from service and ancillary operations is expected to be $163.0 million - $169.0 million.

	1Q21	2Q21	3Q21	4Q21
Seasonality of marina NOI(1)	18.0%	29.0%	28.6%	24.4%

EARNINGS CONFERENCE CALL

A conference call to discuss fourth quarter operating results will be held on Thursday, February 18, 2021 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through March 4, 2021 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13713712. The conference call will be available live on Sun Communities’ website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of December 31, 2020, owned, operated, or had an interest in a portfolio of 552 developed MH, RV and marina properties comprising over 188,000 developed sites in 39 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance”, “target” and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and September 30, 2020, and the Company’s other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

•outbreaks of disease, including the COVID-19 pandemic, and related stay at home orders, quarantine policies and restrictions on travel, trade and business operations;
•changes in general economic conditions, the real estate industry and the markets in which the Company operates;
•difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
•the Company’s liquidity and refinancing demands;
•the Company’s ability to obtain or refinance maturing debt;
•the Company’s ability to maintain compliance with covenants contained in its debt facilities;
•availability of capital;

•changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian and Australian dollars;
•the Company’s ability to maintain rental rates and occupancy levels;
•the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•increases in interest rates and operating costs, including insurance premiums and real property taxes;
•risks related to natural disasters such as hurricanes, earthquakes, floods, and wildfires;
•general volatility of the capital markets and the market price of shares of the Company’s capital stock;
•the Company’s ability to maintain its status as a REIT;
•changes in real estate and zoning laws and regulations;
•legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•litigation, judgments or settlements;
•competitive market forces;
•the ability of purchasers of manufactured homes and boats to obtain financing; and
•the level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release, whether as a result of new information, future events, changes in its expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statement.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
Berenberg Capital Markets	Keegan Carl	(646) 949-9052	keegan.carl@berenberg-us.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
Robert W. Baird & Co.	Wesley Golladay	(216) 737-7510	wgolladay@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500
4th Quarter 2020 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of December 31, 2020)

112
1,200
8,906
2,303
324
750
3,415
5,660
132
578
9,576
2,182
475
413
976
226
588
2,151
5,056
29,632
4,468
4,176
2,925
1,416
2,395
545
366
155
432
142
697
1,355
2,834
2,503
1,288
1,083
2,380
1,875
1,535
2,841
2,620
116
2,995
503
2,237
928 / 2,193
2,690
2,005 / 3,254
3,160 / 392
1,709
1,852 / 2,069
45,814
3,573
Total Number of Sites /
Wet Slips and Dry Storage Spaces: 188,176
Headquarters
MH & RV Sites (149,295)
Marina Wet Slips & Dry Storage Spaces (38,881)

4th Quarter 2020 Supplemental Information     2          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Financial Information
Total revenues	$384,265	$400,514	$303,266	$310,302	$301,819
Net income / (loss)	$9,818	$89,756	$63,355	$(15,478)	$30,685
Net income / (loss) attributable to Sun Communities Inc. common stockholders	$7,586	$81,204	$58,910	$(16,086)	$28,547
Basic earnings / (loss) per share*	$0.07	$0.83	$0.61	$(0.17)	$0.31
Diluted earnings / (loss) per share*	$0.07	$0.83	$0.61	$(0.17)	$0.31

Cash distributions declared per common share*	$0.79	$0.79	$0.79	$0.79	$0.75

Recurring EBITDA(1)	$168,527	$199,321	$148,650	$156,552	$144,738
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$110,849	$165,209	$118,092	$95,046	$105,533
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$124,872	$162,624	$110,325	$117,267	$104,534
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.03	$1.63	$1.20	$0.98	$1.11
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.16	$1.60	$1.12	$1.22	$1.10

Balance Sheet
Total assets	$11,206,586	$8,335,717	$8,348,659	$8,209,047	$7,802,060
Total debt	$4,757,076	$3,340,613	$3,390,771	$3,926,494	$3,434,402
Total liabilities	$5,314,879	$3,791,922	$3,845,308	$4,346,127	$3,848,104

	Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Operating Information*
Properties	552	432	426	424	422

Manufactured home sites	96,688	95,209	94,232	93,834	93,821
Annual RV sites	27,564	26,817	26,240	26,148	26,056
Transient RV sites	25,043	23,728	22,360	21,880	21,416
Total sites	149,295	145,754	142,832	141,862	141,293

Wet slips and dry storage spaces	38,881	N/A	N/A	N/A	N/A

MH occupancy	96.6%	96.4%	96.5%	95.8%	95.5%
RV annual occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and annual RV occupancy	97.3%	97.2%	97.3%	96.7%	96.4%

New home sales	156	155	140	119	140
Pre-owned home sales	626	555	471	644	668
Total home sales	782	710	611	763	808

	Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Net Leased Sites(5)
MH net leased sites	247	349	759	287	437
RV net leased sites	331	427	92	13	232
Total net leased sites	578	776	851	300	669
4th Quarter 2020 Supplemental Information     3          Sun Communities, Inc.

Consolidated Balance Sheets
(amounts in thousands)

	December 31, 2020	December 31, 2019
Assets
Land	$2,119,364	$1,414,279
Land improvements and buildings	8,480,597	6,595,272
Rental homes and improvements	637,603	627,175
Furniture, fixtures and equipment	447,039	282,874
Investment property	11,684,603	8,919,600
Accumulated depreciation	(1,968,812)	(1,686,980)
Investment property, net	9,715,791	7,232,620
Cash, cash equivalents and restricted cash	98,294	34,830
Marketable securities	124,726	94,727
Inventory of manufactured homes	46,643	62,061
Notes and other receivables, net	221,650	157,926
Goodwill	428,833	—
Other intangible assets, net	305,611	66,948
Other assets, net	265,038	152,948
Total Assets	$11,206,586	$7,802,060
Liabilities
Mortgage loans payable	$3,444,967	$3,180,592
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663
Lines of credit and other debt(6)	1,242,197	183,898
Distributions payable	86,988	71,704
Advanced reservation deposits and rent	187,730	133,420
Accrued expenses and accounts payable	148,435	127,289
Other liabilities	134,650	81,289
Total Liabilities	5,314,879	3,848,104
Commitments and contingencies
Series D preferred OP units	49,600	50,913
Series F preferred OP units	8,871	—
Series G preferred OP units	25,074	—
Series H preferred OP units	57,833	—
Series I preferred OP units	94,532	—
Other redeemable noncontrolling interests	28,469	27,091
Stockholders' Equity
Common stock	1,076	932
Additional paid-in capital	7,087,658	5,213,264
Accumulated other comprehensive loss	3,178	(1,331)
Distributions in excess of accumulated earnings	(1,566,636)	(1,393,141)
Total Sun Communities, Inc. stockholders' equity	5,525,276	3,819,724
Noncontrolling interests
Common and preferred OP units	85,968	47,686
Consolidated variable interest entities	16,084	8,542
Total noncontrolling interests	102,052	56,228
Total Stockholders' Equity	5,627,328	3,875,952
Total Liabilities, Temporary Equity and Stockholders' Equity	$11,206,586	$7,802,060
4th Quarter 2020 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date and Year to Date Comparison
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended				Year Ended
	December 31, 2020	December 31, 2019	Change	% Change	December 31, 2020	December 31, 2019	Change	% Change
Revenues
Income from real property (excluding transient revenue)	$249,065	$205,131	$43,934	21.4%	$895,945	$793,403	$102,542	12.9%
Transient revenue	27,929	19,886	8,043	40.4%	134,691	121,504	13,187	10.9%
Revenue from home sales	48,920	45,271	3,649	8.1%	175,699	181,936	(6,237)	(3.4)%
Rental home revenue	16,035	14,745	1,290	8.7%	62,646	57,572	5,074	8.8%
Ancillary revenue	35,644	10,481	25,163	240.1%	102,017	77,638	24,379	31.4%
Interest income	2,510	3,368	(858)	(25.5)%	10,119	17,857	(7,738)	(43.3)%
Brokerage commissions and other revenues, net	4,162	2,937	1,225	41.7%	17,230	14,127	3,103	22.0%
Total Revenues	384,265	301,819	82,446	27.3%	1,398,347	1,264,037	134,310	10.6%
Expenses
Property operating and maintenance	88,889	63,486	25,403	40.0%	308,797	266,378	42,419	15.9%
Real estate taxes	20,265	15,425	4,840	31.4%	72,606	61,880	10,726	17.3%
Cost of home sales	36,434	34,327	2,107	6.1%	131,884	134,357	(2,473)	(1.8)%
Rental home operating and maintenance	6,058	5,542	516	9.3%	22,186	21,995	191	0.9%
Ancillary expenses	27,671	9,099	18,572	204.1%	63,402	47,432	15,970	33.7%
Home selling expenses	4,626	3,768	858	22.8%	15,134	14,690	444	3.0%
General and administrative expenses	31,795	25,434	6,361	25.0%	111,288	93,964	17,324	18.4%
Catastrophic weather-related charges, net	831	435	396	91.0%	885	1,737	(852)	(49.1)%
Business combination expense	23,008	—	23,008	N/A	23,008	—	23,008	N/A
Depreciation and amortization	117,423	98,826	18,597	18.8%	376,876	328,067	48,809	14.9%
Loss on extinguishment of debt	—	3,027	(3,027)	N/A	5,209	16,505	(11,296)	(68.4)%
Interest expense	35,013	33,259	1,754	5.3%	129,071	133,153	(4,082)	(3.1)%
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,207	(160)	(13.3)%	4,177	4,698	(521)	(11.1)%
Total Expenses	393,060	293,835	99,225	33.8%	1,264,523	1,124,856	139,667	12.4%
Income / (Loss) Before Other Items	(8,795)	7,984	(16,779)	(210.2)%	133,824	139,181	(5,357)	(3.8)%
Gain on remeasurement of marketable securities	8,765	17,692	(8,927)	(50.5)%	6,129	34,240	(28,111)	(82.1)%
Gain on foreign currency translation	10,480	4,522	5,958	131.8%	8,039	4,557	3,482	76.4%
Gain on disposition of property	—	—	—	N/A	5,595	—	5,595	N/A
Other income / (expense), net(7)	(390)	424	(814)	(192.0)%	(3,768)	(1,100)	(2,668)	242.5%
Loss on remeasurement of notes receivable	(964)	—	(964)	N/A	(3,275)	—	(3,275)	N/A
Income / (loss) from nonconsolidated affiliates	392	(6)	398	N/M	1,740	1,374	366	26.6%
Loss on remeasurement of investment in nonconsolidated affiliates	(103)	—	(103)	N/A	(1,608)	—	(1,608)	N/A
Current tax expense	(328)	(189)	(139)	73.5%	(790)	(1,095)	305	(27.9)%
Deferred tax benefit	761	258	503	195.0%	1,565	222	1,343	605.0%
Net Income	9,818	30,685	(20,867)	(68.0)%	147,451	177,379	(29,928)	(16.9)%
Less: Preferred return to preferred OP units / equity	2,136	1,418	718	50.6%	6,935	6,058	877	14.5%
Less: Income attributable to noncontrolling interests	96	720	(624)	(86.7)%	8,902	9,768	(866)	(8.9)%
Net Income Attributable to Sun Communities, Inc.	7,586	28,547	(20,961)	(73.4)%	131,614	161,553	(29,939)	(18.5)%
Less: Preferred stock distribution	—	—	—	N/A	—	1,288	(1,288)	N/A
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$7,586	$28,547	$(20,961)	(73.4)%	$131,614	$160,265	$(28,651)	(17.9)%

Weighted average common shares outstanding - basic	104,275	91,342	12,933	14.2%	97,521	88,460	9,061	10.2%
Weighted average common shares outstanding - diluted	104,744	91,893	12,851	14.0%	97,522	88,915	8,607	9.7%

Basic earnings per share	$0.07	$0.31	$(0.24)	(77.4)%	$1.34	$1.80	$(0.46)	(25.6)%
Diluted earnings per share	$0.07	$0.31	$(0.24)	(77.4)%	$1.34	$1.80	$(0.46)	(25.6)%
N/M = Percentage change is not meaningful.
4th Quarter 2020 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of December 31, 2020

	Number of Units / Shares Outstanding	Conversion Rate*	If Converted(1)	Issuance Price Per Unit*	Annual Distribution Rate*
Non-convertible Securities
Common shares	107,626	N/A	N/A	N/A	$3.16^

Convertible Securities
Common OP units	2,607	1.0000	2,607	N/A	Mirrors common shares distributions

Series A-1 preferred OP units	295	2.4390	719	$100	6.00%
Series A-3 preferred OP units	40	1.8605	75	$100	4.50%
Series C preferred OP units	306	1.1100	340	$100	4.50%
Series D preferred OP units	489	0.8000	391	$100	3.80%
Series E preferred OP units	90	0.6897	62	$100	5.25%
Series F preferred OP units	90	0.6250	56	$100	3.00%
Series G preferred OP units	241	0.6452	155	$100	3.20%
Series H preferred OP units	581	0.6098	355	$100	3.00%
Series I preferred OP units	922	0.6098	562	$100	3.00%
^ Annual distribution is based on the last quarterly distribution annualized.
(1)Calculation may yield minor differences due to fractional shares paid in cash to the stockholder at conversion.

Capitalization - As of December 31, 2020

Equity	Shares	Share Price*	Total
Common shares	107,626	$151.95	$16,353,771
Common OP units	2,607	$151.95	396,134
Subtotal	110,233		$16,749,905

Preferred OP units as converted	2,715	$151.95	$412,544
Total diluted shares outstanding	112,948		17,162,449

Debt
Mortgage loans payable			$3,444,967
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,249
Preferred OP units - mandatorily redeemable			34,663
Lines of credit and other debt(6)			1,242,197
Total debt			$4,757,076

Total Capitalization			$21,919,525
4th Quarter 2020 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

4th Quarter 2020 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO(1)
(amounts in thousands except for per share data)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net Income Attributable To Sun Communities, Inc. Common Stockholders	$7,586	$28,547	$131,614	$160,265
Adjustments
Depreciation and amortization	117,354	98,950	376,897	328,646
Depreciation on nonconsolidated affiliates	38	—	66	—
Gain on remeasurement of marketable securities	(8,765)	(17,692)	(6,129)	(34,240)
Loss on remeasurement of investment in nonconsolidated affiliates	103	—	1,608	—
Loss on remeasurement of notes receivable	964	—	3,275	—
Income attributable to noncontrolling interests	4	482	7,881	8,474
Preferred return to preferred OP units	494	519	2,231	2,610
Preferred distribution to Series A-4 preferred stock	—	—	—	1,288
Gain on disposition of properties	—	—	(5,595)	—
Gain on disposition of assets, net	(6,929)	(5,273)	(22,180)	(26,356)
FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities(1)(4)	$110,849	$105,533	$489,668	$440,687
Adjustments
Business combination expense	23,008	—	23,008	—
Other acquisition related costs(8)	1,035	244	2,326	1,146
Loss on extinguishment of debt	—	3,027	5,209	16,505
Catastrophic weather-related charges, net	831	398	885	1,737
Gain on foreign currency translation	(10,480)	(4,522)	(8,039)	(4,557)
Other (income) / expense, net(7)	390	(424)	3,768	1,100
Other adjustments(a)	(761)	278	(1,265)	314
Core FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities(1)(4)	$124,872	$104,534	$515,560	$456,932

Weighted average common shares outstanding - basic	104,275	91,342	97,521	88,460
Add
Common stock issuable upon conversion of stock options	1	1	1	1
Restricted stock	468	550	455	454
Common OP units	2,496	2,300	2,458	2,448
Common stock issuable upon conversion of certain preferred OP units	798	1,270	907	1,454
Weighted Average Common Shares Outstanding - Fully Diluted	108,038	95,463	101,342	92,817

FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.03	$1.11	$4.83	$4.75

Core FFO Attributable To Sun Communities, Inc. Common Stockholders And Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.16	$1.10	$5.09	$4.92
(a)Adjustments include deferred compensation amortization upon retirement and deferred tax (benefit) / expense.
4th Quarter 2020 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA(1)
(amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$7,586	$28,547	$131,614	$160,265
Adjustments
Depreciation and amortization	117,423	98,826	376,876	328,067
Loss on extinguishment of debt	—	3,027	5,209	16,505
Interest expense	35,013	33,259	129,071	133,153
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,207	4,177	4,698
Current tax expense	328	189	790	1,095
Deferred tax benefit	(761)	(258)	(1,565)	(222)
(Income) / loss from nonconsolidated affiliates	(392)	6	(1,740)	(1,374)
Less: Gain on dispositions of assets, net	(6,929)	(5,273)	(22,180)	(26,356)
Less: Gain on disposition of properties	—	—	(5,595)	—
EBITDAre(1)	$153,315	$159,530	$616,657	$615,831
Adjustments
Catastrophic weather related charges, net	831	435	885	1,737
Business combination expense	23,008	—	23,008	—
Gain on remeasurement of marketable securities	(8,765)	(17,692)	(6,129)	(34,240)
Gain on foreign currency translation	(10,480)	(4,522)	(8,039)	(4,557)
Other (income) / expense, net(6)	390	(424)	3,768	1,100
Loss on remeasurement of notes receivable	964	—	3,275	—
Loss on remeasurement of investment in nonconsolidated affiliates	103	—	1,608	—
Preferred return to preferred OP units / equity	2,136	1,418	6,935	6,058
Income attributable to noncontrolling interests	96	720	8,902	9,768
Preferred stock distribution	—	—	—	1,288
Plus: Gain on dispositions of assets, net	6,929	5,273	22,180	26,356
Recurring EBITDA(1)	$168,527	$144,738	$673,050	$623,341

4th Quarter 2020 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI(1)
(amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$7,586	$28,547	$131,614	$160,265
Interest income	(2,510)	(3,368)	(10,119)	(17,857)
Brokerage commissions and other revenues, net	(4,162)	(2,937)	(17,230)	(14,127)
Home selling expenses	4,626	3,768	15,134	14,690
General and administrative expenses	31,795	25,434	111,288	93,964
Catastrophic weather-related charges, net	831	435	885	1,737
Business combination expense	23,008	—	23,008	—
Depreciation and amortization	117,423	98,826	376,876	328,067
Loss on extinguishment of debt	—	3,027	5,209	16,505
Interest expense	35,013	33,259	129,071	133,153
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,207	4,177	4,698
Gain on remeasurement of marketable securities	(8,765)	(17,692)	(6,129)	(34,240)
Gain on foreign currency translation	(10,480)	(4,522)	(8,039)	(4,557)
Gain on disposition of property	—	—	(5,595)	—
Other (income) / expense, net(7)	390	(424)	3,768	1,100
Loss on remeasurement of notes receivable	964	—	3,275	—
Loss / (income) from nonconsolidated affiliates	(392)	6	(1,740)	(1,374)
Loss on remeasurement of investment in nonconsolidated affiliates	103	—	1,608	—
Current tax expense	328	189	790	1,095
Deferred tax benefit	(761)	(258)	(1,565)	(222)
Preferred return to preferred OP units / equity	2,136	1,418	6,935	6,058
Income attributable to noncontrolling interests	96	720	8,902	9,768
Preferred stock distribution	—	—	—	1,288
NOI(1) / Gross Profit	$198,276	$167,635	$772,123	$700,011

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Real Property NOI(1)	$167,840	$146,106	$649,233	$586,649
Home Sales NOI(1) / Gross Profit	12,486	10,944	43,815	47,579
Rental Program NOI(1)	29,101	26,682	115,283	104,382
Ancillary NOI(1) / Gross Profit	7,973	1,382	38,615	30,206
Site rent from Rental Program (included in Real Property NOI)(1)(9)	(19,124)	(17,479)	(74,823)	(68,805)
NOI(1) / Gross Profit	$198,276	$167,635	$772,123	$700,011
4th Quarter 2020 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

4th Quarter 2020 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Debt Outstanding
Mortgage loans payable	$3,444,967	$3,191,380	$3,205,507	$3,273,808	$3,180,592
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	34,663	34,663
Lines of credit and other debt(6)	1,242,197	79,321	115,352	582,774	183,898
Total debt	$4,757,076	$3,340,613	$3,390,771	$3,926,494	$3,434,402

% Fixed / Floating
Fixed	74.0%	97.6%	96.6%	85.2%	94.7%
Floating	26.0%	2.4%	3.4%	14.8%	5.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Mortgage loans payable	3.78%	3.88%	3.88%	3.91%	4.05%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	5.93%	5.93%	6.50%
Lines of credit and other debt(6)	2.08%	1.32%	2.03%	1.85%	2.71%
Total average	3.37%	3.86%	3.86%	3.64%	4.03%

Debt Ratios
Net Debt / Recurring EBITDA(1) (TTM)	6.9	5.0	4.8	5.6	5.5
Net Debt / Enterprise Value	21.4%	18.3%	17.8%	22.6%	19.0%
Net Debt / Gross Assets	35.5%	31.6%	29.7%	35.6%	36.0%

Coverage Ratios
Recurring EBITDA(1) (TTM) / Interest	4.9	4.8	4.5	4.5	4.4
Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	4.8	4.6	4.4	4.3	4.2

Maturities / Principal Amortization Next Five Years	2021	2022	2023	2024	2025
Mortgage loans payable
Maturities	$—	$82,155	$185,618	$315,330	$50,528
Principal amortization	59,585	61,364	60,739	57,293	53,879
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	33,428	1,821
Preferred OP units - mandatorily redeemable	—	—	—	27,373	—
Lines of credit and other debt(6)	10,000	14,794	65,403	1,152,000	—
Total	$69,585	$158,313	$311,760	$1,585,424	$106,228

Weighted average rate of maturities	—%	4.46%	4.08%	4.47%	4.04%
4th Quarter 2020 Supplemental Information     12          Sun Communities, Inc.

Real Property Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended				Year Ended
	December 31, 2020	December 31, 2019	Change	% Change	December 31, 2020	December 31, 2019	Change	% Change
Financial Information
Income from real property(10)	$214,996	$203,422	$11,574	5.7%	$876,981	$846,231	$30,750	3.6%

Property operating expenses
Payroll and benefits	21,440	19,472	1,968	10.1%	81,897	82,727	(830)	(1.0)%
Legal, taxes, and insurance	3,170	2,919	251	8.6%	10,860	10,351	509	4.9%
Utilities(10)	16,399	14,120	2,279	16.1%	66,214	63,410	2,804	4.4%
Supplies and repair(11)	8,393	6,926	1,467	21.2%	33,616	33,153	463	1.4%
Other(a)	6,309	5,462	847	15.5%	27,916	26,738	1,178	4.4%
Real estate taxes	15,786	14,039	1,747	12.4%	63,706	59,649	4,057	6.8%
Property operating expenses	71,497	62,938	8,559	13.6%	284,209	276,028	8,181	3.0%
Real Property NOI(1)	$143,499	$140,484	$3,015	2.1%	$592,772	$570,203	$22,569	4.0%
(a) Includes COVID-19 personal protective equipment expense of $0.3 million and $2.4 million for the quarter and year ended December 31, 2020, respectively.

	As of
	December 31, 2020	December 31, 2019	Change	% Change
Other Information
Number of properties	367	367	—

MH occupancy(3)	97.4%
RV occupancy(3)	100.0%
MH & RV blended occupancy(3)	98.0%

Adjusted MH occupancy(3)	98.5%
Adjusted RV occupancy(3)	100.0%
Adjusted MH & RV blended occupancy(3)	98.8%	97.0%	1.8%

Sites available for development	6,682	6,314	368

Monthly base rent per site - MH	$600	$580	$20	3.4%(13)
Monthly base rent per site - RV(12)	$514	$488	$26	5.4%(13)
Monthly base rent per site - Total(12)	$579	$558	$21	3.8%(13)
4th Quarter 2020 Supplemental Information     13          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended				Year Ended
	December 31, 2020	December 31, 2019	Change	% Change	December 31, 2020	December 31, 2019	Change	% Change
Financial Information
New Homes
New home sales	$21,192	$19,900	$1,292	6.5%	$79,728	$71,760	$7,968	11.1%
New home cost of sales	17,922	16,817	1,105	6.6%	65,533	61,557	3,976	6.5%
NOI(1) / Gross Profit – new homes	3,270	3,083	187	6.1%	14,195	10,203	3,992	39.1%
Gross margin % – new homes	15.4%	15.5%	(0.1)%		17.8%	14.2%	3.6%
Average selling price – new homes*	$135,846	$142,143	$(6,297)	(4.4)%	$139,874	$125,674	$14,200	11.3%

Pre-owned Homes
Pre-owned home sales	$27,728	$25,371	$2,357	9.3%	$95,971	$110,176	$(14,205)	(12.9)%
Pre-owned home cost of sales	18,512	17,510	1,002	5.7%	66,351	72,800	(6,449)	(8.9)%
NOI(1) / Gross Profit – pre-owned homes	9,216	7,861	1,355	17.2%	29,620	37,376	(7,756)	(20.8)%
Gross margin % – pre-owned homes	33.2%	31.0%	2.2%		30.9%	33.9%	(3.0)%
Average selling price – pre-owned homes*	$44,294	$37,981	$6,313	16.6%	$41,799	$38,416	$3,383	8.8%

Total Home Sales
Revenue from home sales	$48,920	$45,271	$3,649	8.1%	$175,699	$181,936	$(6,237)	(3.4)%
Cost of home sales	36,434	34,327	2,107	6.1%	131,884	134,357	(2,473)	(1.8)%
NOI(1) / Gross Profit – home sales	$12,486	$10,944	$1,542	14.1%	$43,815	$47,579	$(3,764)	(7.9)%

Statistical Information
New home sales volume*	156	140	16	11.4%	570	571	(1)	(0.2)%
Pre-owned home sales volume*	626	668	(42)	(6.3)%	2,296	2,868	(572)	(19.9)%
Total home sales volume*	782	808	(26)	(3.2)%	2,866	3,439	(573)	(16.7)%

4th Quarter 2020 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended				Year Ended
	December 31, 2020	December 31, 2019	Change	% Change	December 31, 2020	December 31, 2019	Change	% Change
Financial Information
Revenues
Rental home revenue	$16,035	$14,745	$1,290	8.7%	$62,646	$57,572	$5,074	8.8%
Site rent from Rental Program(1)(9)	19,124	17,479	1,645	9.4%	74,823	68,805	6,018	8.7%
Rental Program revenue	35,159	32,224	2,935	9.1%	137,469	126,377	11,092	8.8%

Expenses
Repairs and refurbishment	3,263	3,273	(10)	(0.3)%	11,886	12,591	(705)	(5.6)%
Taxes and insurance	2,382	1,857	525	28.3%	8,460	7,488	972	13.0%
Other	413	412	1	0.2%	1,840	1,916	(76)	(4.0)%
Rental Program operating and maintenance	6,058	5,542	516	9.3%	22,186	21,995	191	0.9%
Rental Program NOI(1)	$29,101	$26,682	$2,419	9.1%	$115,283	$104,382	$10,901	10.4%

Other Information
Number of sold rental homes*	269	281	(12)	(4.3)%	850	1,140	(290)	(25.4)%
Number of occupied rentals, end of period*					11,752	11,325	427	3.8%
Investment in occupied rental homes, end of period					$629,162	$584,771	$44,391	7.6%
Weighted average monthly rental rate, end of period*					$1,042	$997	$45	4.5%

4th Quarter 2020 Supplemental Information     15          Sun Communities, Inc.

Acquisitions and Other Summary(14)
(amounts in thousands except for statistical data)

	Three Months Ended	Year Ended
	December 31, 2020	December 31, 2020
Financial Information
Revenues
Income from real property	$52,737	$115,994

Property and Operating Expenses
Payroll and benefits	9,791	19,348
Legal, taxes & insurance	1,064	1,844
Utilities	5,492	12,307
Supplies and repairs	2,205	6,076
Other	5,365	11,058
Real estate taxes	4,479	8,900
Property operating expenses	28,396	59,533
Net operating income (NOI)(1)	$24,341	$56,461

Other Information - MH and RVs		December 31, 2020
Number of properties		79
Occupied sites		11,070
Developed sites		12,118
Occupancy %		91.4%
Transient sites		6,942

Other Information - Marinas	December 31, 2020
Number of properties	106
Wet slips	29,530
Dry storage	9,351
Total wet slips and dry storage	38,881
4th Quarter 2020 Supplemental Information     16          Sun Communities, Inc.

MH and RV Property Summary

Properties	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
FLORIDA
Properties	128	127	125	125	125
Developed sites(15)	39,803	39,517	39,241	39,380	39,230
Occupied(15)	39,063	38,743	38,453	38,526	38,346
Occupancy %(15)	98.1%	98.0%	98.0%	97.8%	97.7%
Sites for development	1,497	1,427	1,427	1,527	1,527
MICHIGAN
Properties	74	74	72	72	72
Developed sites(15)	29,086	29,086	27,901	27,883	27,905
Occupied(15)	28,109	28,033	27,191	26,863	26,785
Occupancy %(15)	96.6%	96.4%	97.5%	96.3%	96.0%
Sites for development	1,182	1,182	1,182	1,115	1,115
CALIFORNIA
Properties	35	34	32	31	31
Developed sites(15)	6,675	6,372	6,364	5,986	5,981
Occupied(15)	6,602	6,290	6,272	5,948	5,941
Occupancy %(15)	98.9%	98.7%	98.6%	99.4%	99.3%
Sites for development	373	373	264	302	302
TEXAS
Properties	24	24	23	23	23
Developed sites(15)	7,766	7,659	7,641	7,627	7,615
Occupied(15)	7,572	7,427	7,289	7,076	7,006
Occupancy %(15)	97.5%	97.0%	95.4%	92.8%	92.0%
Sites for development	1,378	1,378	565	555	555
ONTARIO, CANADA
Properties	15	15	15	15	15
Developed sites(15)	4,090	4,067	3,980	3,977	4,031
Occupied(15)	4,090	4,067	3,980	3,977	4,031
Occupancy %(15)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,525	1,593	1,593	1,608	1,611
ARIZONA
Properties	14	13	13	13	13
Developed sites(15)	4,323	4,274	4,259	4,268	4,263
Occupied(15)	4,030	3,957	3,932	3,923	3,892
Occupancy %(15)	93.2%	92.6%	92.3%	91.9%	91.3%
Sites for development	—	—	—	—	—
INDIANA
Properties	12	11	11	11	11
Developed sites(15)	3,087	3,087	3,087	3,087	3,087
Occupied(15)	2,950	2,957	2,961	2,914	2,900
Occupancy %(15)	95.6%	95.8%	95.9%	94.4%	93.9%
Sites for development	277	277	277	277	277
COLORADO
Properties	10	10	10	10	10
Developed sites(14)	2,453	2,453	2,441	2,423	2,423
Occupied(15)	2,380	2,365	2,327	2,318	2,322
Occupancy %(15)	97.0%	96.4%	95.3%	95.7%	95.8%
Sites for development	1,250	1,282	1,566	1,867	1,867

4th Quarter 2020 Supplemental Information     17          Sun Communities, Inc.

MH and RV Property Summary

Properties	12/31/2020		9/30/2020	6/30/2020	3/31/2020	12/31/2019
OHIO
Properties	9		9	9	9	9
Developed sites(15)	2,790		2,790	2,778	2,768	2,770
Occupied(15)	2,755		2,758	2,736	2,702	2,716
Occupancy %(15)	98.7%		98.9%	98.5%	97.6%	98.1%
Sites for development	22		22	22	59	59
OTHER STATES
Properties	125		115	116	115	113
Developed sites(15)	24,179		22,721	22,780	22,583	22,572
Occupied(15)	23,401		21,995	22,024	21,749	21,678
Occupancy %(15)	96.8%		96.8%	96.7%	96.3%	96.0%
Sites for development	2,521		2,596	2,846	2,980	2,980
TOTAL - MH AND ANNUAL RV PORTFOLIO
Properties	446		432	426	424	422
Developed sites(15)	124,252		122,026	120,472	119,982	119,877
Occupied(15)	120,952		118,592	117,165	115,996	115,617
Occupancy %(15)	97.3%	(16)	97.2%	97.3%	96.7%	96.4%
Sites for development(17)	10,025		10,130	9,742	10,290	10,293
% Communities age restricted	33.2%		33.6%	34.0%	34.0%	34.1%

TRANSIENT RV SITE SUMMARY
Location
Florida	6,011		5,993	5,547	5,311	5,465
California	2,231		2,236	1,978	1,947	1,952
Texas	1,810		1,917	1,590	1,612	1,623
Maryland	1,515		1,515	1,515	1,488	1,488
New York	1,422		900	911	916	923
Arizona	1,337		1,386	1,401	1,392	1,397
Indiana	1,089		534	534	534	534
Ontario, Canada	966		920	1,007	1,009	939
Colorado	962		930	574	291	291
Maine	805		819	837	828	811
New Jersey	813		828	857	875	864
Virginia	737		564	598	630	324
Other states	5,345		5,186	5,011	5,047	4,805
Total Transient RV Sites	25,043		23,728	22,360	21,880	21,416
4th Quarter 2020 Supplemental Information     18          Sun Communities, Inc.

Marina Property Summary

MARINAS	12/31/2020
MICHIGAN
Properties	5
Total wet slips and dry storage spaces	4,468
FLORIDA
Properties	14
Total wet slips and dry storage spaces	3,573
CONNECTICUT
Properties	11
Total wet slips and dry storage spaces	3,254
GEORGIA
Properties	4
Total wet slips and dry storage spaces	2,834
RHODE ISLAND
Properties	11
Total wet slips and dry storage spaces	2,690
NEW YORK
Properties	8
Total wet slips and dry storage spaces	2,620
OTHER STATES
Properties	53
Total wet slips and dry storage spaces	19,442
TOTAL - MARINA PORTFOLIO
Properties	106
Total wet slips and dry storage spaces	38,881
4th Quarter 2020 Supplemental Information     19          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average / Site*	Recurring Capital Expenditures(18)	Lot Modifications(19)	Acquisitions(20)	Expansion and Development(21)	Revenue Producing /Expense Reduction Projects(22)	Marina Related Capital Expenditures(a)
2020	$265	$31,398	$29,789	$3,099,547	$246,454	$23,683	$14,147
2019	$345	$30,382	$31,135	$930,668	$281,808	$9,638	N/A
2018	$263	$24,265	$22,867	$414,840	$152,672	$3,864	N/A
(a) Includes capital improvements at recently acquired marinas, recurring capital expenditures, revenue producing capital expenditures and expansion and development.

4th Quarter 2020 Supplemental Information     20          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

Locations	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	2,303	410	164	209	1,251
Michigan	422	601	43	1,148	159
Ontario, Canada	677	59	37	21	424
Texas	398	566	73	254	68
Arizona	81	138	43	28	143
Indiana	67	50	4	187	18
Ohio	95	39	—	98	9
California	116	47	29	15	94
Colorado	22	58	33	26	48
Other states	1,184	537	144	310	343
Year Ended December 31, 2020	5,365	2,505	570	2,296	2,557

Total For Year Ended	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2019	4,139	2,674	571	2,868	2,231
2018	3,435	2,600	526	3,103	2,147

Percentage Trends	Resident Move-outs	Resident Re-sales
2020	3.3%	6.9%
2019	2.6%	6.6%
2018	2.4%	7.2%

4th Quarter 2020 Supplemental Information     21          Sun Communities, Inc.

Footnotes and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.

The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs.
4th Quarter 2020 Supplemental Information     22          Sun Communities, Inc.

Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2)    Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2020 average exchange rates.
(3)    The Same Community occupancy percentage is 97.4 percent for MH, 100.0 percent for RV, and 98.0 percent for the blended MH and RV. The MH and RV blended occupancy is derived from 112,134 developed sites, of which 109,882 were occupied. The Same Community occupancy percentage for 2019 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites. The adjusted Same Community occupancy percentage for 2020 is derived from 111,196 developed sites, of which 109,882 were occupied. The number of developed sites excludes RV transient sites and approximately 950 recently completed but vacant MH expansion sites.
(4)    The effect of certain anti-dilutive convertible securities is excluded from these items.
(5) Net leased sites do not include occupied sites acquired during that year.
(6) Lines of credit and other debt includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 6.0 percent for the quarters ended December 31, September 30 and June 30, 2020, and 7.0 percent for the quarters ended March 31, 2020, and December 31, 2019. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(7)    Other expense, net was as follows (in thousands):

	Three Months Ended		Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Foreign currency remeasurement gain / (loss)	$(318)	$(16)	$(373)	$(77)
Collateralized receivables derecognition gain	—	587	—	587
Contingent consideration value expense	(72)	(82)	(2,962)	(1,503)
Long term lease termination expense	—	(65)	(433)	(107)
Other expense, net	$(390)	$424	$(3,768)	$(1,100)

(8)    These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(9)    The renter’s monthly payment includes the site rent and an amount attributable to the home lease. The site rent is reflected in Real Property Operations’ segment revenue. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(10)    Same Community results net $9.3 million and $8.7 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the three months ended December 31, 2020 and 2019, respectively. Same Community results net $37.7 million and $34.7 million of utility revenue against the related utility expense in property operating and maintenance expense for the years ended December 31, 2020 and 2019, respectively.
(11) Same Community supplies and repair expense excludes $0.1 million and $0.7 million for the three months and year ended December 31, 2019, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(12)    Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(13)    Calculated using actual results without rounding.

4th Quarter 2020 Supplemental Information     23          Sun Communities, Inc.

(14)    Acquisitions and other is comprised of 130 properties acquired and three properties that the Company has an interest in, but does not operate in 2020, 42 properties acquired in 2019, one property being operated under a temporary use permit, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, five recently opened ground-up developments, one property undergoing redevelopment, and other miscellaneous transactions and activity.
(15)    Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(16)    As of December 31, 2020, total portfolio MH occupancy was 96.6 percent inclusive of the impact of over 1,200 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(17)    Total sites for development were comprised of 75.7 percent for expansion, 22.2 percent for greenfield development and 2.2 percent for redevelopment.
(18)    MH recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the communities. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(19)    MH lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(20)    Capital expenditures related to acquisitions represent the purchase price of existing operating properties (including marinas) and land parcels to develop expansions or new properties. These costs for the year ended December 31, 2020 include $40.6 million of capital improvements identified during due diligence that are necessary to bring the communities to the Company’s operating standards. For the years ended December 31, 2019 and 2018, these costs were $50.7 million and $94.6 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(21) MH expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements, such as driveways, sidewalks and landscaping.
(22)    MH capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
4th Quarter 2020 Supplemental Information     24          Sun Communities, Inc.